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                                  EXHIBIT 99.1

                              DISTRIBUTION REPORT
                                      FOR
                           PPLUS  TRUST SERIES GSG-2

                               DISTRIBUTION DATE
                                AUGUST 15, 2003
                        CLASS A CUSIP NUMBER 739-41X-874
                        CLASS B CUSIP NUMBER 739-41X-866


        (i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the 6.125% Notes due 2033 issued by The Goldman Sachs Group, Inc. (the "Underlying Securities"):

                           Interest:             $1,083,784.72
                           Principal:                     0.00
                           Premium:                       0.00

        (ii) the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

                           Paid by the Trust:            $0.00
                           Paid by the Depositor:    $1,000.00

        (iii) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution Date:

                     Class A:
                           Interest:                $83,854.17
                           Principal:                    $0.00

                           Unpaid Interest Accrued:      $0.00


                     Class B:
                           Interest:                 $5,468.75
                           Principal:                    $0.00

                           Unpaid Interest Accrued:      $0.00

        (iv) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

                           Principal Amount:       $35,000,000
                           Interest Rate:          6.125%
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                          Rating:

                              Moody's Investor Service           Aa3
                              Standard & Poor's Rating Service   A+

        (v) the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date.

                          Class A: ($25 Stated Amount)
                          Initial Principal Balance:    $35,000,000

                          Class B: ($25 Stated Amount)
                          Initial Principal Balance:    $35,000,000